Exhibit 5.01

[Letterhead of O’Melveny & Myers LLP]

August 10, 2009

American States Water Company

630 East Foothill Boulevard

San Dimas, California 91773

Re:                             Registration of Securities of American States Water Company

Ladies and Gentlemen:

We have acted as special counsel to American States Water Company, a California corporation (“the “Company”) in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on August 10, 2009 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of up to an aggregate of $115,000,000 of the following securities of the Company: (i) debt securities, to be issued in one or more series (the “Debt Securities”) under an indenture, dated as of December 1, 1998 (the “Original Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to JPMorgan Chase Bank, National Association (formerly Chase Manhattan Bank and Trust Company, National Association, and then J.P. Morgan Trust Company, National Association), as trustee, as supplemented by the First Supplemental Indenture dated as of July 31, 2009 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”); (ii) shares of the Company’s common shares, no par value (the “Common Stock”); (iii) shares of the Company’s preferred shares, no par value (the “Preferred Stock”); and (iv) depositary receipts (“Depositary Receipts”) which represent a fractional interest of a particular series of Preferred Shares (the “Depositary Shares”).  The Debt Securities, Common Stock, Preferred Stock and Depositary Shares are collectively referred to herein as the “Offered Securities.”

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the following:

(i)            The Registration Statement;

(ii)                                  The Indenture, filed as an exhibit to the Registration Statement, under which the Debt Securities are to be issued;

(iii)                               The proposed form of Deposit Agreement, including the form of Depositary Receipt attached as Exhibit A thereto;

(iv)                              A Specimen certificate representing the Common Stock;

(v)                                 The Amended and Restated Articles of Incorporation, as amended, of the Company, as presently in effect;

(vi)                              The Bylaws of the Company, as presently in effect; and

(vii)                           The resolutions of the Board of Directors of the Company (the “Board”) adopted at a meeting duly held on July 28, 2009 (the “Board Resolutions”) relating to the filing of the Registration Statement and related matters.

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.  In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  To the extent that the Company’s obligations will depend on the enforceability of a document against other parties to the document, we assume some document is enforceable against the other party.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.             With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Board of Directors of the Company has taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities in accordance with the Board Resolutions; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; (iii) either (a) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof or (b) the book-entry of the Offered Debt Securities by the Trustee in the name of The Depositary Trust Company (“DTC”) or its nominee has been effected; and (iv) the Company receives the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities will have been duly authorized by all necessary corporate action on the part of the Company, and the Offered Debt Securities will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws), (2) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity, (3) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (4) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

2.             With respect to the shares of Common Stock (the “Offered Common Stock”), when (i) the Board of Directors has taken all necessary corporate action to authorize the issuance and sale of the Offered Common Stock in accordance with the Board Resolutions; (ii) either (a) certificates representing the shares of the Offered Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and delivered to the purchasers thereof or (b) the book-entry of the Offered Common Stock by the transfer agent for the Company’s Common Stock in the name of DTC or its nominee has been effected; and (iii) the Company receives consideration per share of the Offered Common Stock in such an amount as may be determined by the Board of Directors in the form of money paid, labor done, services actually rendered to the Company or for its benefit, debts or securities cancelled or tangible or intangible personal property of the Company or its wholly owned subsidiary

(other than promissory notes, unless the promissory notes are adequately secured by collateral other than the Offered Common Stock, or future services, or a combination thereof), the issuance and sale of the shares of Offered Common Stock (including any Offered Common Stock duly issued upon exchange or conversion of any Offered Debt Securities or shares of Offered Preferred Stock or Offered Depositary Shares that are exchangeable or convertible into Common Stock) will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

3.             With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) the Board of Directors has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Determination for such Preferred Stock in the form required by applicable law; (ii) such Certificate of Determination has been duly filed with the Secretary of State of the State of California; (iii) either (a) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof or (b) the book-entry of the Offered Preferred Stock by the transfer agent for the Company’s Preferred Stock in the name of DTC or its nominee has been effected; and (iv) the Company receives consideration per share of the Offered Preferred Stock in such amount as may be determined by the Board of Directors in the form of money paid, labor done, services actually rendered to the Company or for its benefit, debts or securities cancelled or tangible or intangible property actually received by the Company or its wholly owned subsidiary actually received by the Company (other than promissory notes, unless the promissory notes are adequately secured by collateral other than the Offered Preferred Shares, or future services, or a combination thereof), the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

4.             With respect to the shares of Depositary Shares (the “Offered Depositary Shares”), when (i) the Board of Directors has taken all necessary corporate action to fix and determine the terms of the Depositary Shares and underlying Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Determination for such Preferred Stock in the form required by applicable law; (ii) such Certificate of Determination has been duly filed with the Secretary of State of California; (iii) the Deposit Agreement has been duly executed and delivered by the Company and the Depositary; (iv) certificates representing the shares of the underlying Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for such Preferred Stock and delivered in the manner provided in the Deposit Agreement; (v) either (a) Depositary Receipts representing the Offered Depositary Shares have been manually signed by an authorized officer of the Depositary and delivered to the purchasers thereof, or (b) the book-entry of the Depositary Receipts for the Offered Depositary Shares in the name of DTC or its nominee has been effected; and (vi) the Company receives consideration per share of the Depositary Shares in such amount as may be determined by the Board of Directors in the form of money paid, labor done, services actually rendered to the Company or for its benefit, debts or securities cancelled or tangible or intangible property actually received by the Company or its wholly owned subsidiary actually received by the Company (other than promissory notes, unless the promissory notes are adequately secured by property other than the Offered Depositary Shares or the underlying Offered Preferred Stock, or future services, or a combination of them), the issuance and sale of the Offered Depositary Shares will have been authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

Notwithstanding the foregoing, the opinions expressed above with respect to the Offered Debt Securities shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Offered

Debt Securities the payment or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.

This opinion is limited to the federal laws of the United States and the laws of the State of California.  We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement.

Respectfully submitted,

/s/ O’Melveny & Myers LLP